Exhibit 99.1

      Schick Technologies, Inc. Fiscal 2005 Third Quarter Earnings Release
                            Scheduled for February 10

LONG ISLAND CITY, N.Y., February 3, 2005 -- Schick Technologies, Inc. (OTC BB:
SCHK), a leader in proprietary digital imaging technologies for the dental market, today announced that it will report its financial results for the fiscal third quarter ended December 31, 2004, on Thursday, February 10, 2005, at 4:00 p.m. ET, and hold its conference call on Thursday, February 10, 2005, commencing at 5:00 p.m. ET.

What:               Schick Technologies Fiscal Year 2005 Third Quarter
                    Conference Call

When:               Thursday, February 10, 2005, 5:00 p.m. ET

Webcast address:    www.fulldisclosure.com, or www.streetevents.com

Dial-in numbers:    800-259-0251 (domestic), passcode # 55452525
                    or 617-614-3671 (international)

Contact:            Kevin McGrath, Cameron Associates, 212-245-4577
                    Kevin@cameronassoc.com

An audio digital replay of the call will be available from February 10, 2005, at approximately 7:00 p.m. ET until 11:59 p.m. ET on February 17, 2005 by dialing 888-286-8010 (domestic) or 617-801-6888 (international) and using confirmation code # 91087220. A web archive will be available for 30 days at www.fulldisclosure.com and www.streetevents.com.

The Company's earnings release, which is expected to be issued on February 10, 2005, and any other financial and statistical information disclosed by the Registrant during the conference call will be available in the "Investors" section of Registrant's web site at www.schicktech.com.

About Schick Technologies

Schick Technologies, Inc., an ISO 9001 certified company, designs, develops, and manufactures innovative digital radiographic imaging systems and devices for the dental and medical markets. The Company's products, which are based on proprietary digital imaging technologies, create instant high-resolution radiographs and offer significant advantages over conventional x-ray devices.